 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2020 (September 22, 2020)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common	ASTI	OTC

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Series1A Convertible Preferred Stock

On September 22, 2020, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (“Series 1A SPA”) with Crowdex Investments, LLC, a private investor (“Investor”), for the private placement of up to $5,000,000 of the Company’s newly designated Series 1A Convertible Preferred Stock (“Series 1A Preferred Stock”).

The Company sold 2,000 shares of Series 1A Preferred Stock to Investor in exchange for $2,000,000 of gross proceeds at an initial closing under the Series 1A SPA on September 22, 2020.

The Company will sell an additional 3,000 shares of Series 1A Preferred Stock to Investor in exchange for $3,000,000 of gross proceeds at a second closing under the Series 1A SPA on November 20, 2020.

The proceeds of the offering of Series 1A Preferred Stock will be used for the Company’s general corporate purposes.

There are no registration rights applicable to the Series 1A Preferred Stock.

Terms of the Series 1A Preferred Stock

The Company has filed a Certificate of Designations of Preferences, Rights and Limitations of Series 1A Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware.

Rank

The Certificate of Designation provides that the Series 1A Preferred Stock ranks senior to the common stock with respect to dividends and rights upon liquidation.

Voting Rights

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series 1A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the outstanding shares of Series 1A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Series 1A Preferred Stock, holders of Series 1A Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

Dividends

Holders of the Series 1A Preferred Stock will not be entitled to any fixed rate of dividends. If the Company pays a dividend or otherwise makes a distribution or distributions payable on shares of Common Stock, then the Company shall pay such dividend or make such distribution to the holders of the Series 1A Preferred Stock in such amounts as each share of Series 1A Preferred Stock would have been entitled to receive if such share of Series 1A Preferred Stock was converted into shares of Common Stock at the time of payment of such stock dividend or distribution.

Conversion Rights

Shares of the Series 1A Preferred Stock will be convertible at the option of the holder into common stock at a fixed conversion price equal to $0.0001.

Redemption

There is no scheduled or mandatory redemption for the Series 1A Preferred Stock. There is no redemption for the Series 1A Preferred Stock exercisable (i) at the option of the Investor, or (ii) at the option of the Company.

Liquidation Value

Upon our liquidation, dissolution or winding up, holders of Series 1A Preferred Stock will be entitled to be paid out of our assets, prior to the holders of our common stock, an amount equal to $1,000 per share plus any accrued but unpaid dividends (if any) thereon.

* * * * * * * * * *

The foregoing is only a brief description of the material terms of the Series 1A SPA and the Certificate of Designation, each of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 5.01 Changes in Control of Registrant.

Pursuant to the conversion and voting terms of the Series 1A Preferred Stock described above, the Investor (as the current holder of 2,000 shares of Series 1A Preferred Stock) would be entitled to cast 20,000,000,000 votes on any matter to be considered by stock holders for approval at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting).

At any such at any meeting of stockholders of the Company (or written consent of stockholders in lieu of meeting), the Series 1A Preferred Stock will generally vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis. The Company currently has 5,165,490,450 shares of Common Stock currently outstanding.

Accordingly, the Investor currently would be able to cast approximately 79.5% of the votes entitled to vote at any meeting of stockholders of the Company (or written consent of stockholders in lieu of meeting). The Investor, therefore, will, for the foreseeable future, have significant influence over our management and affairs, and will be able to control virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions such as mergers or sales of our company or assets.

Following the second tranche closing under the Series 1A SPA (scheduled for November 20, 2020), there would be 5,000,000 shares of Series 1A Preferred Stock outstanding. Such shares in the aggregate would be entitled to 50,000,000,000 votes on any matter to be considered by stock holders for approval at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting). If (i) the Investor held all such Series 1A Preferred Shares and (ii) the Company continued to have 5,165,490,450 shares of Common Stock outstanding, then the Investor would be able to cast approximately 90.6% of the votes entitled to vote at any meeting of stockholders of the Company (or written consent of stockholders in lieu of meeting).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	3.1	Certificate of Designations of Preferences, Rights and Limitations of Series 1A Convertible Preferred Stock

	10.1	Series 1A Securities Purchase Agreement dated September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 30, 2020	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer